FIRST AMENDMENT TO RIGHTS AGREEMENT

     This First Amendment (the "Amendment"), dated  as of October
28, 2002, between MGIC Investment Corporation, a Wisconsin corporation (the "Company"), and U.S. Bank National Association ("U.S. Bank"), to the Rights Agreement (the "Rights Agreement") between the Company and U.S. Bank (as successor Firstar Bank Milwaukee, N.A.), dated as of July 22, 1999.

                               W I T N E S S E T H

     WHEREAS, the Company and U.S. Bank previously entered into the Rights Agreement, pursuant to which U.S. Bank was appointed to serve as the Rights Agent; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares of the Company, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and

     WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and direct U.S. Bank as Rights Agent to execute this Amendment.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Direction to Rights Agent. The Company hereby directs U.S. Bank, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

     Section 2. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to U.S. Bank that (a) he is an "appropriate officer" as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

     Section 3. Amendment of Rights Agreement. Section 21 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice in writing mailed to the Company and to each

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     transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 90 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, notwithstanding the foregoing notice provisions, (a) prior to the Distribution Date, no notice of resignation or removal need be given to holders of the Rights, and (b) a resignation notice from, and a removal notice to, the Rights Agent shall be given upon such number of days' notice as is specified in the agreement governing the Rights Agent's services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person, and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York or the State of Wisconsin (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the State of Wisconsin), in good standing, having an office or agency in the State of Wisconsin or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a corporation described in clause
     (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such appointment is on or after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not


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     affect the legality or validity of the resignation or removal of the
     Rights Agent or the appointment of the successor Rights Agent, as the case may be."

     Section 4. Effectiveness and Continued Effectiveness. In accordance with the resolutions of the Company's Board of Directors adopted on October 24, 2002, the amendment to Section 21 of the Rights Agreement set forth in Section 3 above is effective as of the time at which such resolutions were adopted. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified in Section 3 above, the Rights Agreement, as previously amended to the date hereof, shall be unaffected by this Amendment and remain in full force and effect in accordance with its terms.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 6. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein have the meanings assigned to them in the Rights Agreement.

     Section 7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                            [Signature Page Follows]




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

                                             MGIC INVESTMENT CORPORATION

                                             By:
                                                 -------------------------------
                                                 Jeffrey H. Lane
                                                 Senior Vice President,
                                                 General Counsel and Secretary


                                             U.S. BANK NATIONAL ASSOCIATION


                                             By:
                                                 -------------------------------
                                             Its:
                                                 -------------------------------




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